UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

  Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55017	27-3729742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Block A, 9/F, Union Plaza, 5022 Binjiang Avenue, Futian District,

Shenzhen City, Guangdong Province, China

(address of principal executive offices) (zip code)

Tel: +86 (0)755-66803251

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 15, 2017, Mr. Liew Kwong Yeow resigned as a member of the Board of Directors (the “Board”) of Moxian, Inc. (the “Registrant”). The Board accepted Mr. Liew Kwong Yeow’s resignation. Mr. Liew Kwong Yeow’s resignation was not the result of any disagreement with the Registrant, the Registrant’s management or the Board. At the time of his resignation, Mr. Liew Kwong Yeow served as the Chairman of the Nominating and Corporate Governance Committee of the Board, a member of the Compensation Committee of the Board and a member of the Audit Committee of the Board. The Registrant and its Board expressed its appreciation for Mr. Liew Kwong Yeow’s service to the Board.

Effective the same day, the Nominating and Corporate Governance Committee of the Registrant recommended, and the Board of the Registrant approved, the appointment of Mr. Chan Fook Meng, Dr. Yu Lin and Ms. Liu Shu Juan to the Registrant’s Board.

Ms. Liu has also been appointed to serve as an officer of the Registrant with the title of executive director. The Registrant has agreed to pay Ms. Liu $5,000 for her service as an executive each year. In her role as an executive, she will be responsible for managing much of the sales growth and profitability of the Registrant’s business, while building a team of leaders to drive continued market success. Ms. Liu is familiar with both online and offline marketing channels for consumer products and has developed strong business connections, particularly in Shanghai and the provinces of Jiangsu and Zhejiang. In the course of her work as chief executive officer of Shewn International Group, Inc. (“Shewn”), a Chinese wine distributor, Ms. Liu has handled an extensive number of complicated operating and financial issues and has been extensively involved in leading the development and execution of Shewn’s long-term strategy with a view to creating better shareholder value. She will serve as a member of the board of directors until the annual meeting of the shareholders of the Registrant in 2017.

Mr. Chan will serve on the the Audit Committee and the Compensation Committee and will serve as the Chairman of the Corporate Governance and Nominating Committee until the annual meeting of the shareholders of the Registrant in 2017. The Registrant has agreed to pay Mr. Chan $4,000 for his service as a director each year.

Dr. Yu will serve on the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee until the annual meeting of the shareholders of the Registrant in 2017. The Registrant has agreed to pay Dr. Yu $4,000 for his service as a director each year.

The Board has determined that each of Mr. Chan and Dr. Yu satisfies the definition of “independent director” and the requirements for service on the Board’s Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee under the Nasdaq listing standards.

There are no relationships or related transactions between any of the newly appointed directors, on the one hand, and the Registrant, on the other, that would be required to be reported under Section 404(a) of Regulation S-K. In connection with his appointment, the Registrant has entered into an Independent Director Agreement with Mr. Chan and with Dr. Yu, the terms of which are identical in all material respects to the independent director agreements that Moxian has previously entered into with its directors, and were filed with the Securities and Exchange Commission as Exhibits 10.15 and 10.16 to the Registrant’s Registration Statement on Form S-1, dated as of September 19, 2016, as amended.

Set forth below is the biographical information of Ms. Liu, Mr. Chan, and Dr. Yu.

Ms. Liu Shu Juan, age 46, was appointed executive director to the Registrant in 2017. She obtained a diploma in accounting from the Changchun Taxation College in 1994. Subsequently, in 2015, she obtained a degree in accounting from the Chinese Petroleum University in Beijing. Ms. Liu is the chief executive officer for Shewn International Group, Inc (“Shewn”), a company involved in the business of distributing high-end wines and related products through its extensive retail network in China. She is also concurrently the financial controller for Shanghai Shewn Wine Co Ltd, the main operating company for Shewn in China. Prior to this appointment, Ms. Liu was the head of the finance department for PetroChina Jilin Petrochemical Co Ltd, a subsidiary company of China National Petroluem Corporation, China’s largest oil and gas producer and supplier, from 2013 to 2015.

Mr. Chan, age 56, obtained a law degree from the National University of Singapore in 1985 and was called to the Singapore Bar in 1986. He has since then practiced as an advocate and solicitor in Singapore. Mr Chan is a founder and was a director of UniLegal LLC, a Singapore law corporation. He is now a consultant of Central Chambers LLC. Prior to this, Mr Chan was a partner of a number of law firms including Wong Yoong Tan & Molly Lim (from 1988 until 1993), Chan & Ravindran (from 1993 until 1998) and Chan Ng Aqbal (from 1999 until 2002). He served on the Board of Startech Electronics Limited (now Vashion Limited), a Singapore exchange (SESDAQ) listed company, as an independent director from 2003 to 2005. He is currently a director of Tricor Plc, a company listed and traded on the Alternative Investment Market (AIM) in London, and has been a director since 2012. Mr. Chan also served as a director of Tembusu Investments Limited (now Nova Resources Limited), a company also listed on AIM in London, from 2011 to 2014.

Dr. Yu Lin, age 31, obtained a master’s degree in management from the School of Economics and Management of Beijing Jiaotong University in 2009 and a doctor’s degree in industrial economics from Wuhan University of Technology in 2016. Currently, Dr. Yu is an on-the-job post doctorate student studying at the Institute of Industrial Economics of Chinese Academy of Social Sciences. In 2009, Dr. Yu joined the Telecommunication Research Institute, a national think tank, under the Ministry of Industry and Information Technology (“MIIT”). Since 2009, Dr. Yu has been working as an analyst and engineer successively at Telecommunication Research Institute of MIIT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: August 16, 2017	By:	/s/ James Mengdong Tan
		Name:	James Mengdong Tan
		Title:	President and Chief Executive Officer